Exhibit no. 10.10





                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS AGREEMENT made as of the 18th day of November, 1997.


B E T W E E N:

                  WAVERIDER COMMUNICATIONS INC., a corporation incorporated pursuant to the laws of Nevada, in the United States of America (herein called the "Corporation")

OF THE FIRST PART

                  and


                  D. BRUCE SINCLAIR, residing in the Town of Aurora, in the Province of Ontario
                  (herein called the "the Executive")

OF THE SECOND PART


            WHEREAS the Corporation desires to employ the Executive and to enter into an agreement (the "Employment Agreement") embodying the terms of such employment;

            AND WHEREAS the Executive has accepted such employment on the basis of the terms and conditions set forth herein;

            IN CONSIDERATION of the recitals and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.          EMPLOYMENT
            ----------

      The Corporation hereby employs the Executive and the Executive hereby accepts employment with the Corporation for the term of this Employment Agreement set forth in Section 2 below, in a position and with the duties, responsibilities and authority as the Corporation may from time to time assign to him including, without limitation, those duties, responsibilities and authority more particularly set forth in Section 3 below, and upon all other terms and conditions in this Employment Agreement set forth herein.

2.          TERM
            ----

            The term (the "term") of the Executive's employment pursuant to this Employment Agreement shall commence on November 18, 1997 and shall continue until December 31, 2000, subject to the provisions of this Employment Agreement providing for earlier termination of the Executive's employment in certain circumstances. Thereafter, the term shall be automatically extended for additional one year periods from and after December 31, 2000 upon the agreement of the Executive and the board of directors of the Corporation, and subject to the provisions of paragraph 10 hereof.

3.          POSITION, RESPONSIBILITY
            ------------------------

            It is intended that the Executive shall serve as the President and Chief Executive Officer of the Corporation with responsibility for performing such duties for the Corporation as the Executive shall reasonably be directed to perform by the Board of Directors of the Corporation.
            Throughout the term of this Employment Agreement, the Executive shall devote his full business time and undivided attention during normal business hours to the business and affairs of the Corporation, except for vacations and except for illness or incapacity, but, subject to Section 10 and subject to the approval of the Board of Directors of the Corporation, which will not be unreasonably withheld, nothing in this Employment Agreement shall preclude the Executive from devoting reasonable periods required for serving, as appropriate, on boards of directors of other corporations, from engaging in charitable and public service activities, and from managing his personal investments, provided such activities do not materially interfere with the performance of his duties and responsibilities under this Employment Agreement and do not constitute a conflict of interest with respect to his employment herein.

4.          SALARY, CASH AND STOCK COMPENSATION PLAN
            ----------------------------------------

            For services rendered by the Executive during the term of this Agreement, the Executive shall be entitled to receive an annual remuneration package of $500,000. In recognition of the Corporation's cash flow situation prior to the shipment of product and the receipt of financing (collectively, the "Cash Flow Events"), for the period December 1, 1997 to March 31, 1998, the Executive shall be paid the sum of $15,000 (before deductions) per month. Thereafter, the Executive shall be paid the sum of $25,000 (before deductions) per month.
            The Executive shall also be eligible to receive, in accordance with the provisions of the Corporation's Employee Stock Compensation (1997) Plan, in such a manner as the parties hereto mutually determine is most tax effective for the Executive, shares of the Corporation having a value of $230,000 for the 13 month period ended December 31, 1998 and thereafter $200,000 per annum, to be payable in arrears on the basis of performance objectives selected by the Executive and ratified by the board of directors of the Corporation.
            The Executive's salary shall be reviewed annually and may be adjusted taking into account, among other things, individual performance and general business conditions. In addition, the Executive shall be eligible to participate in the Corporation's Employee Stock Option (1997) Plan (the "Stock Option Plan") and any successor plans thereto established by the Corporation for the general benefit of employees. Pursuant to the Stock Option Plan, the Executive shall be awarded options (the "Stock Options") to acquire 1,000,000 common shares ("Common Shares") in the capital of the Corporation at an exercise price of US$0.56 per share, being the market price of the Common Shares on November 18, 1997. The Stock Options will vest on the basis of performance objectives selected by the Executive and ratified by the board of directors of the Corporation.

5.          SIGNING INCENTIVE
            -----------------

            In recognition of the Executive's extensive executive, marketing and management experience, the Executive shall further be entitled to an incentive bonus as follows:

            (i) 800,000 series B preferred shares (the "Series B Preferred Shares") in the capital of the Corporation are subject to be released in accordance with the terms and conditions of a share exchange agreement executed May 13, 1997 among Channel i Inc., Rick Antoine, Stephen Grant, Tim Zboyovsky, Pacific Western Mortgage Corp. and Major Wireless Communications Inc., as amended by a collateral agreement of the same date as follows:

--------------------------------------------------------------------------------
                                                      % of Shares
Event
--------------------------------------------------------------------------------
Prototype development completed                       5%
--------------------------------------------------------------------------------
Prototype operational in one community                10%
--------------------------------------------------------------------------------
25 non-conditional  licence  agreements               15%
signed with non-refundable  deposits
received
--------------------------------------------------------------------------------
25 licencees operational utilizing the system         15%
--------------------------------------------------------------------------------
Gross revenue exceeds CDN$10 million                  25%
--------------------------------------------------------------------------------
Gross revenue exceeds CDN$25 million                  30%
--------------------------------------------------------------------------------

                  ;and

            (ii) the Executive shall be issued options (the "Purchase Options") to acquire 1,000,000 Common Shares at an exercise price of US$0.56 per share. The Purchase Options will vest as to 150,000 per month commencing on December 1, 1997.

            In the event that: (a) there is a Change in Control (as hereinafter defined) of the Corporation; or (b) the Executive is terminated by the Corporation without cause as provided for in subparagraph 10(d), all of the Stock Options and all of the Purchase Options shall immediately vest. A "Change in Control" shall be deemed to have occurred if:

               (A) any person or entity acquires beneficial ownership of 20% or more of the common shares of the Corporation then outstanding, or such other voting securities of the Corporation which results in such person or entity owning 20% or more of the combined voting power of the Corporation's outstanding voting securities; or

               (B) the shareholders of the Corporation approve a reorganization, merger, consolidation, liquidation or dissolution of the Corporation, or the sale or disposition of all or substantially all of the assets of the Corporation; or


               (C) a change in the composition of the Board of Directors of the Corporation occurs such that the individuals who constitute the board on December 15, 1997 become for any reason a minority of the board; provided that such change does not occur as a result of the sickness, health, disability or death or voluntary resignation of a board member or members.

      In the event the Executive voluntarily resigns from his position of employment with the Corporation, dies, or is disabled with the meaning of subparagraph 10(b) or is terminated for just cause pursuant to subparagraph 10(c) hereof, Stock Options and Purchase Options which have not yet vested will be forfeited by the Executive.


6.          AUTOMOBILE
            ----------

            The Employer shall provide the Executive with an automobile at its expense for the Executive's business and personal use, such automobile to have a monthly lease expense not to exceed $1,100. The Employer shall also be responsible for insurance, gas, maintenance and repair expenses generated by the use of the automobile on behalf of the Corporation.


7.          PERQUISITES AND BUSINESS EXPENSES
            ---------------------------------

            The Executive will be reimbursed for all reasonable expenses incurred by him or her in connection with the conduct of the Corporation's business upon presentation of sufficient evidence of such expenditures are authorized expenditures pursuant to policies adopted by the Board of Directors of the Corporation from time to time.


8.          BENEFIT PROGRAMS
            ----------------

            The Executive will be entitled to participate effective November 18, 1997 in all the Executive benefit programs of the Corporation from time to time in effect under the terms and conditions of such programs, including, but not limited to, pension and other retirement plans, group life insurance, hospitalization and surgical and major medical coverages, dental insurance, sick leave, including salary continuation arrangements, vacations and holidays, long-term disability, and such other fringe benefits as are or may be available from time to time to other executives of the Corporation.


9.          VACATION
            --------

            The Executive shall be entitled to all usual public holidays and, in addition, to 30 business days paid vacation during each year of the Executive's employment hereunder. Such vacation shall be utilized by the Executive at such time or times as do not materially interfere with the ongoing conduct of the Corporation's business and operations.


10.         TERMINATION OF EMPLOYMENT
            -------------------------

            (a) Death - In the event of the death of the Executive during the term of this Employment Agreement, the Executive's salary will be paid to the Executive's designated beneficiary, and in the absence of such designation, too the estate or other legal representatives of the Executive, through the end of the month in which death occurs. Rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation, including life insurance, will be determined in accordance with the terms and conditions of such plans and programs.

            (b) Disability - The Executive's employment shall terminate automatically upon written notice from the Corporation in the event of the Executive's absence or inability to render the services required hereunder due to disability, illness, incapacity or otherwise for an aggregate of one hundred and eighty days during any 12 month period during the term. In the event of any such absence or inability, the Executive shall be entitled to receive the compensation provided for herein for such period, and thereafter the Executive shall be entitled to receive compensation in accordance with the Corporation's long-term disability plan, if any, together with such compensation, if any, as may be determined by the Board of Directors of the Corporation.

            (c) Termination by the Corporation for Cause - In the event of a termination for cause, there will be no continued salary payments by the Corporation to the Executive and any rights and benefits of the Executive under the Executive benefit plans and programs of the Corporation will be determined in accordance with the terms of such plans and programs. For the purposes of this Section 10(c) and of the Executive's employment with the Corporation, "cause" shall mean that:

                    i) The Executive has committed a felony or indictable offence or has improperly enriched himself at the expense of the Corporation or has committed an act evidencing dishonesty or moral turpitude, including without limitation an act of theft;
                    ii)  The  Executive,  in carrying out his duties  hereunder,
                         (A) has been wilfully or grossly negligent, or (B) has committed wilful and gross misconduct or, (C) has failed to comply with a clear instructions or directives from the Board of Directors of the Corporation after having been informed of a failure to so comply;
                    iii) The  Executive  has  breached a  material  term of this
                         Employment Agreement;
                    iv) The Executive becomes bankrupt or in the event a receiving order (or any analogous order under any applicable law) is made against the Executive or in the event the Executive makes any general disposition or assignment for the benefit of his creditors; or
                    v) The Executive commits any other act giving the Corporation cause to terminate the Executive's employment, including, but not limited to chronic alcoholism or drug addiction, material malfeasance or non-feasance with respect to the Executive's duties hereunder.

                    Prior to any termination of the Executive for cause due to any occurrence described in subparagraphs 10(c)(ii), (iii),
                    (v)  and  (vi)  above,  the  Corporation  shall  notify  the
                    Executive in writing of the particulars of the occurrence upon which termination would be based and shall in such notice advise the Executive as to whether, in the Corporation's sole discretion, the default of the Executive occasioned by such occurrence is capable of being cured or rectified in full without loss or damage to the Corporation, in which case the Corporation shall afford the Executive a reasonable period of not less than five business days in which to cure or rectify such default. In such event and provided the Executive cures or rectifies such default in full without loss or damage to the Corporation, the Executive's employment shall not be terminated on the basis of such occurrence.

               (d) Termination by the Corporation without Cause - In the event of a termination without cause, the Employer will provide a severance package which will include a minimum of one year's salary, plus one month's salary for each year of employment in excess of twelve years service, to be calculated on base salary and pro-rated for car allowance and bonus incentive. It is agreed and understood that these amounts are reasonable and include any obligations which the employer may have or pay in lieu of notice and/or severance pay pursuant to the Employment Standards Act, R.S.O. 1990, c. E-14, or its counterpart in any other jurisdiction. In addition, it is agreed that if the Executive is terminated without cause, the Vesting Dates with respect to all Signing Bonus Options shall be deemed to have occurred immediately prior to such termination. It is agreed that this Employment Agreement may not be terminated by the Corporation without cause, without the approval of the board of directors of the Corporation.

11.         NON-COMPETITION
            ---------------

            The Executive agrees that during the period of the Executive's employment with the Corporation and for a period of twelve months from the last payment of compensation to the Executive by the Corporation, the Executive shall not engage in or participate in any business activity that competes, directly or indirectly in the North American market, with the businesses of the Corporation, or its subsidiaries or affiliates.
            For the purposes of this Section 11, the Executive shall be deemed to "compete, directly or indirectly, with the business of the Corporation, or its subsidiaries or affiliates" if the Executive is or becomes engaged, otherwise than at the request of the Corporation, as an officer, director or the Executive of, or is or becomes associated in a management or ownership, consultant or agent, capacity with any corporation, partnership or other enterprise or venture whose business includes the distribution of competing products.
            It is the desire and intent of the parties that the provisions of this Section 11 shall be enforceable to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 11 is adjudicated unenforceable in any jurisdiction such adjudication shall apply only in that particular jurisdiction in which such adjudication is made.

12.         NON-SOLICITATION
            ----------------

            The Executive agrees that for a period of one year following the termination of the Executive's employment with the Corporation for any reason whatsoever, the Executive will not, whether as principal, agent, the Executive, employer, director, officer, shareholder or in any other individual or representative capacity, solicit or attempt to retain in any way whatsoever any of the Executives of the Corporation or their respective subsidiaries or affiliates.

13.         CONFIDENTIAL INFORMATION
            ------------------------

            All confidential records, material and information and copies thereof and any and all trade secrets concerning the business or affairs of the Corporation or any of its affiliates obtained by the Executive in the course and by the reason of his employment shall remain the exclusive property of the Corporation. During the Executive's employment or at any time thereafter, the Executive shall not divulge the contents of such confidential records or any of such confidential information or trade secrets to any person other than to the Corporation of to the Corporation's qualified the Executives, and the Executive shall not, following the termination of his employment hereunder, for any reason use the contents of such confidential records or other confidential information or trade secrets for any purpose whatsoever.

14.         WITHHOLDING
            -----------

            Anything to the contrary notwithstanding, all payments required to be made by the Corporation hereunder to the Executive or his estate or beneficiaries, shall be subject to the withholding of such amounts relating to taxes as the Corporation may reasonably determine, after consultation with the Executive, it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provisions for payment of taxes and withholdings as required by law, provided the Corporation is satisfied that all requirements of law affecting the Corporation's responsibilities to withhold have been complied with.

15.         ENTIRE AGREEMENT
            ----------------

            This Employment Agreement contains the entire agreement between the parties hereto with respect to matters herein and supersedes all prior agreements and understandings, oral or written, between the parties hereto relating to such matters.

16.         ASSIGNMENT
            ----------

            Except as herein expressly provided, the respective rights and obligations of the Executive and the Corporation under this Employment Agreement shall not be assignable by either party without the written consent of the other party and shall enure to the benefit of and be binding upon the Executive and the Corporation and their permitted successors or assigns, including, in the case of the Corporation, any other corporation or entity with which the Corporation may be merged or otherwise combined or which may acquire the Corporation or its assets in whole or in substantial part, and, in the case of the Executive, his estate or other legal representatives. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

17.         APPLICABLE LAW
            --------------

            This Employment Agreement shall be deemed a contract under, and for all purposes shall be governed by and construed in accordance with, the laws of the Province of Ontario without regard to the conflict of laws rules thereof. The Corporation and the Executive hereby each irrevocably consent and attorn to other jurisdiction of the courts of the Province of Ontario with respect to any dispute or proceeding arising in connection with this Employment Agreement.

18.         AMENDMENT OR MODIFICATION: WAIVER
            ---------------------------------

            No provision of this Employment Agreement may be amended or waived unless such amendment or waiver is authorized by the Corporation (including any authorized officer or committee by the Board of Directors) and is in writing signed by the Executive and by a duly authorized officer of the Corporation. Except as otherwise specifically provided in this Employment Agreement, no waiver by either party hereto of any breach by the other party of any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar breach, condition or provision at the same time or at any prior or subsequent time.

19.         RESIGNATIONS
            ------------

            The Executive hereby agrees that, upon termination of this employment for any reason whatsoever, the Executive shall thereupon be deemed, upon the request of the Corporation, to have immediately resigned any position the Executive may have as an officer and/or director of the Corporation, together with any other office, position or directorship which the Executive may hold with any of the Corporation's subsidiaries or related entities in connection with or arising from the performance of the Executive duties of employment under this Employment Agreement. In such event, the Executive shall, at the reasonable request of the Corporation, forthwith execute any and all documents appropriate to evidence such resignations which are consistent with the terms of this Employment Agreement.

20.         PROVISIONS SURVIVING TERMINATION
            --------------------------------

            It is expressly agreed that notwithstanding termination of the Executive's employment with and by the Corporation for any reason or cause or in any circumstances whatsoever, such termination shall be without prejudice to the rights and obligations of the Executive and the Corporation, respectively, in relation or arising up to the time up to and including the date of termination; and the provisions of Sections 10(c) and (d), 11, 12, 13, 14, 17, 19 and 20 of this Employment Agreement, all of which shall remain and continue in full force and effect unless and until the Board of Directors of the Corporation at its absolute discretion resolves otherwise and so notifies the Executive in writing.

21.         SEVERABILITY
            ------------

            In the event that any provision or portion of this Employment Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Employment Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

22.         COUNTERPARTS
            ------------

            This Employment Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

23.         REFERENCES
            ----------

            In the event of the Executive's death or a judicial determination of his incompetency, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary or beneficiaries.

24.         CAPTIONS
            --------

            Captions to the Sections of this Employment Agreement are solely for convenience and no provision of this Agreement is to be construed by reference to the captions of that Section.

25.         CURRENCY
            --------

            Unless otherwise specified herein, all dollar amounts referred to herein shall mean Canadian dollars.

      IN WITNESS WHEREOF this Employment Agreement has been executed by a duly authorized officer of the Corporation and the Executive as of the day first above written.


                                       WAVERIDER COMMUNICATIONS INC.

                                       By:   /s/ William Krebs
                                                 -------------------------------
                                                 William Krebs



SIGNED, SEALED and                  )
DELIVERED in the presence of:       )
                                    )
                                    )
                                    )
                                    )
/s/ Glen Scharf                     )        /s/ D. Bruce Sinclair
    --------------------------------             -------------------------------
    Witness                                      D. BRUCE SINCLAIR